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                             CONSULTING AGREEMENT

      This Consulting Agreement (this "Agreement") is effective as of December 16, 1999 between Dole Food Company, Inc., a Hawaii corporation ("COMPANY"), and Lawrence A. Kern ("CONSULTANT").

                                   RECITALS

      A. COMPANY is desirous of retaining CONSULTANT to perform certain services for the benefit of the vegetable businesses conducted by subsidiaries of the COMPANY ("Services") as deemed necessary or desirable by David A. DeLorenzo, President and Chief Operating Officer of COMPANY.

      B. CONSULTANT has the skills, training and expertise necessary to perform the Services required by COMPANY.

      C. COMPANY's needs for the Services are uncertain and subject to substantial change at any time, and from time to time.

      D. CONSULTANT acknowledges that the contractual relationship created by this Agreement is inherently insecure in terms of the likelihood of the continuation of the relationship beyond the term set forth herein.

      NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENT

1.    SERVICES

      A. CONSULTANT shall provide the Services for a period of 28 weeks and shall commence providing the Services on December 20, 1999 and shall continue to do so to and including June 30, 2000 (the "Term"), unless sooner terminated as provided herein.

      B. CONSULTANT will render the Services to COMPANY, and COMPANY will pay CONSULTANT at the rate of $9,375.00 per week for the Services, as follows:

      (a) The sum of $100,000 on December 22, 1999, which sum shall be non-refundable in whole or in part unless CONSULTANT should elect to terminate this agreement prior to February 28, 2000 ;

      (b) The sum of $81,250 on March 31, 2000; and



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      (c) The sum of $81,250 on June 30, 2000.

      C. COMPANY shall reimburse CONSULTANT for reasonable business expenditures made by CONSULTANT in the course of the performance of the Services and substantiated in accordance with the policies and procedures established from time to time by COMPANY.

      D. During the Term, CONSULTANT agrees to use his best efforts in rendering Services to COMPANY. CONSULTANT shall perform his duties as requested by COMPANY in a professional manner and in a manner which shall be in the best interest of COMPANY. CONSULTANT shall exercise such care as an ordinary prudent person in a like position would exercise under similar circumstances. CONSULTANT may work for others concurrently so long as there is no impairment of the performance of the Services.

      2.    STATUS OF PARTIES

      It is understood and agreed by the parties that no joint venture, partnership, employment, agency or other relationship between COMPANY and CONSULTANT, or CONSULTANT's employees or agents, is created by this Agreement. No agent, employee, or servant of CONSULTANT shall be deemed to be the employee, agent or servant of COMPANY. The parties agree that CONSULTANT cannot contract on behalf of COMPANY. CONSULTANT shall perform Services as an independent contractor, and not as an agent or employee of COMPANY, and nothing enumerated herein shall be construed to be inconsistent with this statement. CONSULTANT shall not be compensated through COMPANY's payroll system. Neither CONSULTANT nor CONSULTANT's dependents, family members, heirs, successors and assigns will be entitled to any benefits that COMPANY provides to employees, including but not limited to medical and dental plans, life insurance, vacation pay, pension or profit sharing plans, bonuses or other forms of deferred compensation as a result of this Agreement. CONSULTANT shall be solely responsible, as an independent contractor, for the payment of all CONSULTANT's employment, payroll and other taxes.

      3.    WARRANTIES AND INDEMNIFICATIONS

      A. CONSULTANT agrees to indemnify COMPANY from and against any loss, claims, cost or expense, including reasonable attorneys' fees, incurred by COMPANY arising out of or in connection with any breach of CONSULTANT's representations, warranties, covenants or agreements hereunder, including but not limited to taxes, penalties and interest, assessed against COMPANY as a result of a determination by any government agency that CONSULTANT's relationship with COMPANY was other than that of an independent contractor.

      B. CONSULTANT warrants that he has the authority to enter into this Agreement and that neither this Agreement nor CONSULTANT'S performance hereunder breaches any


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other contracts, commitments, agreements, or understandings into which
CONSULTANT has entered.




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      4.    CONFIDENTIAL INFORMATION

      All information of or concerning COMPANY or any of its affiliates in any form which is or was previously made available to CONSULTANT, whether as a result of prior employment with COMPANY or any of its affiliates or in connection with the performance of Services hereunder, shall be treated as confidential information ("Confidential Information"). Confidential Information includes, but is not limited to, formulae, specifications, ideas, inventions, personnel/financial/technical/marketing data, forecasts procedures, "know-how", customer lists or similar information. CONSULTANT agrees that all Confidential Information related in any way to COMPANY's or its affiliates' products, business or the Services performed hereunder belongs solely to COMPANY and shall not be used by CONSULTANT for any purpose other than to perform the Services hereunder. CONSULTANT shall not disclose any Confidential Information to others, except to his employees and related third parties whose duties so require. CONSULTANT shall be responsible for any unauthorized use or disclosure of any Confidential Information by CONSULTANT or by any of his employees or related third parties and for any loss, including reasonable attorneys' fees, suffered by COMPANY proximately caused thereby. CONSULTANT's obligations of confidentiality and nondisclosure shall not apply to any portion of the Confidential Information which:

            (i) is or shall have become public knowledge, by publication or otherwise, through no fault of CONSULTANT; or

            (ii) subject to Section 6 hereof, is required to be disclosed by law.

      5.    OWNERSHIP AND USE OF CONSULTANTS' WORK FOR COMPANY

      CONSULTANT acknowledges that all work papers, documentation and other material delivered to COMPANY or any affiliate pursuant to this Agreement will belong solely to COMPANY and may not be used by CONSULTANT for any other purpose whatsoever; provided that COMPANY will not use CONSULTANT'S name or attribute any statement, analysis or information to CONSULTANT without CONSULTANT'S prior approval, which approval shall not be unreasonably withheld; and provided further, that CONSULTANT may use such materials to perform Services hereunder, to monitor or evaluate such Services or to develop internally CONSULTANT'S professional capability. Upon completion of the Services, or termination pursuant to Section 7 hereof, CONSULTANT shall, in accordance with his usual practice, destroy all materials furnished by COMPANY, all of CONSULTANT'S workpapers, analyses, drafts and other materials prepared in connection with the Services or produced for COMPANY by CONSULTANT, unless COMPANY has requested that CONSULTANT deliver specific materials to COMPANY or to retain them for possible future reference. Notwithstanding any other provision of this Agreement, CONSULTANT will be entitled to retain for his internal purposes one copy of each written report furnished to COMPANY by CONSULTANT; provided that the obligations of CONSULTANT pursuant to Section 4 hereof


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shall survive with respect to each such copy maintained by CONSULTANT for as long as CONSULTANT maintains such copy. Should CONSULTANT no longer desire to maintain such copy, CONSULTANT shall return each such copy to COMPANY.

      6.    NOTIFICATION TO COMPANY OF MANDATORY DISCLOSURE

      If CONSULTANT or any of his representatives are requested or required by oral questions (that a court orders to be answered), interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process, to disclose any part of the Confidential Information, CONSULTANT will
(i) promptly notify COMPANY of each such request or requirement and the documents requested thereby, so that COMPANY may seek an appropriate protective order or other remedy and/or waive compliance by CONSULTANT with the provisions of this Agreement, and (ii) consult with COMPANY on the advisability of taking legally available steps to resist or narrow such request or requirement. If in the absence of such a protective order or receipt of such a waiver, CONSULTANT is nonetheless in the written opinion of his outside counsel (a copy of which shall be furnished in advance to COMPANY) compelled to disclose, by mandatorily applicable law, any part of the Confidential Information, CONSULTANT may disclose such Confidential Information without liability under this Agreement, except that in that event, if the circumstances so permit, CONSULTANT shall give COMPANY written notice of the Confidential Information to be so disclosed as far in advance of its disclosure as is lawful and practicable, and CONSULTANT shall use his best efforts to obtain an order or other reliable assurances that confidential treatment will be accorded to the portion of the Confidential Information so required to be disclosed. COMPANY shall reimburse CONSULTANT for reasonable legal and other expenses reasonably incurred by CONSULTANT in complying with the provisions of this Section 6.

      7.    TERMINATION

      Either party may terminate the relationship created by this Agreement at any time, with or without cause, by delivery of written notice to the other. In the event of the termination of this Agreement prior to the completion of the Term, CONSULTANT shall be entitled to the compensation earned by him prior to the date of termination pro rata up to and including that date. On termination, in accordance with the provisions of Paragraph 1.C. hereof, COMPANY shall also pay CONSULTANT an amount equal to the expenses incurred by him though the date of termination. CONSULTANT shall be entitled to no further compensation hereunder as of the date of termination.

      8.    NO HIRING OF COMPANY EMPLOYEES

      Until June 30, 2000, CONSULTANT will not, directly or indirectly, solicit for employment, hire or otherwise seek to obtain the benefit of the personal services of any individual who is on December 17, 1999 an employee of the COMPANY or any of the Company's Affiliates and will not, directly or indirectly, solicit or encourage any such individual



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to leave the employ of the COMPANY or of any of its affiliates. CONSULTANT expressly understands and agrees that the foregoing provision prevents CONSULTANT until June 30, 2000 from employing, hiring, engaging or contracting for the services of, and from assisting or causing any employer of CONSULTANT including Apio, Inc. to employ, hire, engage or contract for the services of any such individual, regardless of whether any such individual first contacts CONSULTANT on his or her own initiative without any direct or indirect solicitation or encouragement by CONSULTANT.

      9.    NOTICE

      Whenever Notice is required to be given pursuant to this Agreement, it shall be delivered by personal or commercial express delivery service sent by first class mail, postage prepaid and shall be deemed to be given when personally received by CONSULTANT at such address about which one party shall notify the other party.

      9.    ENTIRE AGREEMENT

      This Agreement represents the entire agreement between the parties and supersedes all prior and concurrent proposals, understandings, communications and agreements between the parties relating to the subject matter of this Agreement. Any modifications or changes will not be effective unless in writing and signed by both parties. CONSULTANT and COMPANY agree that the provisions of this Agreement are severable and that the invalidity of any portion of this Agreement shall not affect the validity of the remainder of the Agreement.

      10.   GOVERNING LAW

      This Agreement shall be construed pursuant to the laws of the State of California.


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      11.   SURVIVAL OF TERMS

      The provisions of Section 3 (Warranties and Indemnifications), Section 4 (Confidential Information), and Section 5 (Ownership and Use of CONSULTANT's Work for COMPANY) shall survive the termination of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have set their hands as of the day and year first written above.


                                           DOLE FOOD COMPANY, INC.


 /s/ Lawrence A. Kern                     By: /s/ David A. DeLorenzo
------------------------                     -----------------------
LAWRENCE A. KERN




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